                     Consent of Ernst & Young


 We consent to the incorporation by reference in the Registration
 Statement (Form S-8, No. 33-60124) pertaining to the Colonial
 Companies, Inc. Security Saver Plan, as amended, of our report dated
 May 11, 1993, with respect to the financial statements of the Colonial Companies, Inc. Security Saver Plan, as amended, for the year ended December 31, 1992, included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


 /s/ Ernst & Young
 Greenville, South Carolina
 June 20, 1994